UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 11, 2007

Commission File Number 001-31657

ARENA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	73-1596109
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

6555 S. Lewis Ave.
Tulsa, Oklahoma 74136
(Address of principal executive offices)

(918) 747-6060
(Issuer's telephone number)

On December 13, 2007, Arena Resources, Inc. filed a Form 8-K to report the acquisition of certain interests in Andrews County Texas. The purpose of this Amendment No. 1 to the Form 8-K is to include the requisite financial information and results of operations attributable to this acquisition.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 11, 2007, we consummated a transaction pursuant to which we acquired a 100% working interest, 75% net revenue interest, in the South Fuhrman Mascho Unit, a 100% working interest, 78.125% net revenue interest, in the University Consolidated IX Unit and a 100% working interest, 75% net revenue interest, in approximately 5,040 acres of undeveloped acreage (collectively, the “Properties”), all of which are located in Andrews County, Texas. The Properties were acquired from Phoenix PetroCorp, Inc. The effective date of the acquisition was December 1, 2007 and the results of operations of the Properties will be included in our results of operations from that date.

We acquired the Properties for their current production, as well as for the approximately 120 additional drilling locations which we estimate exist on the Properties.

The purchase price was $49,000,000, not including acquisition costs or finders fees. The acquisition was funded through the use of our credit facility secured from our primary lender.

Item 9.01 – Financial Statements and Exhibits

ARENA RESOURCES, INC.
SOUTH FUHRMAN-MASCHO UNIT
AND UNIVERSITY CONSOLIDATED IX UNIT PROPERTIES ACQUIRED
UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 20, 2007, we entered into a binding letter of intent to acquire the working interests of the South Fuhrman-Mascho Unit and University Consolidated IX Unitproperties (“Properties”) under the terms of an Asset Purchase Agreement (the “Agreement”). Under the terms of the agreement, the sellers transferred effective control of the Properties to us on December 1, 2007 without restrictions. Accordingly, the acquisition date was December 1, 2007. On December 11, 2007, we made a cash payment to the sellers of $49,000,000. In addition, we incurred acquisition costs of approximately $222,250, including the issuance of 5,000 shares of common stock as a consulting and finder’s fee, valued at $204,750, or $40.95 per share.

The following unaudited pro forma condensed balance sheet has been prepared as though the acquisition of the Properties and the related financing had occurred on September 30, 2007 and the unaudited pro forma condensed statements of operations have been prepared to present the operations of Arena Resources, Inc. for the nine months ended September 30, 2007 and for the year ended December 31, 2006 as though the acquisition of the Properties and the related financing had occurred at the beginning of each of those periods. The unaudited pro forma financial information is illustrative of the effects of the acquisition on our operations and does not necessarily reflect the results of operations that would have resulted had the acquisition actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ended December 31, 2007, or any other period. The unaudited pro forma financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 and the statement of revenues and direct operating expenses included herein.

ARENA RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
SEPTEMBER 30, 2007

	Arena Historical	Properties acquired		Pro Forma

ASSETS
Current Assets
Cash	$32,300,916	$(17,500)	(1)	$32,283,416
Accounts receivable	14,262,988	-		14,262,988
Joint interest billing receivable	3,154,002	-		3,154,002
Prepaid expenses	253,090	-		253,090

Total Current Assets	49,970,996	(17,500)		49,953,496

Property and Equipment, Using Full Cost Accounting
Oil and gas properties subject to amortization	253,421,876	49,401,768	(1)	302,823,644
Equipment	60,051	-		60,051
Drilling rigs	5,422,313	-		5,422,313
Office buildings and land	2,868,180	-		2,868,180
Office equipment	210,466	-		210,466

Total Property and Equipment	261,982,886	49,401,768		311,384,654
Less: Accumulated depreciation and amortization	(20,749,318)	-		(20,749,318)

Net Property and Equipment	241,233,568	49,401,768		290,635,336

Total Assets	$291,204,564	$49,384,268		$340,588,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$9,491,288	$-		$9,491,288
Accrued liabilities	903,083	-		903,083

Total Current Liabilities	10,394,371	-		10,394,371

Long-Term Liabilities
Notes payable	-	49,000,000	(1)	49,000,000
Fair value of oil derivatives	35,076	-		35,076
Asset retirement liability	2,584,515	179,518	(1)	2,764,033
Deferred income taxes	30,213,243	-		30,213,243

Total Long-Term Liabilities	32,832,834	49,179,518		82,012,352

Stockholders' Equity
Preferred stock	-	-		-
Common stock	34,137	5	(1)	34,142
Additional paid-in capital	182,920,821	204,745	(1)	183,125,566
Options and warrants outstanding	4,749,327	-		4,749,327
Retained earnings	60,295,172	-		60,295,172
Accumulated other comprehensive loss	(22,098)	-		(22,098)

Total Stockholders' Equity	247,977,359	204,750		248,182,109

Total Liabilities and Stockholders' Equity	$291,204,564	$49,384,268		$340,588,832

ARENA RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

	Arena Historical	Properties acquired		Pro Forma

Oil and Gas Revenues	$65,003,299	$2,649,081	(2)	$67,652,380

Costs and Operating Expenses
Oil and gas production costs	7,946,155	595,401	(2)	8,541,556
Oil and gas production taxes	3,717,095	126,489	(2)	3,843,584
Depreciation, depletion and amortization	8,356,796	586,654	(3)	8,943,450
Accretion expense	135,177	12,719	(4)	147,896
General and administrative expense	4,507,220	-		4,507,220

Total Costs and Operating Expenses	24,662,443	1,321,263		25,983,706

Other Income (Expense)
Other financing expense	-	-		-
Interest income	633,451	-		633,451
Interest expense	(1,252,499)	(2,604,214)	(5)	(3,856,713)

Net Other Income (Expense)	(619,048)	(2,604,214)		(3,223,262)

Income (Loss) Before Provision for Income Taxes	39,721,808	(1,276,396)		38,445,412

Benefit from (Provision for) Deferred Income Taxes	(14,710,763)	472,267	(6)	(14,238,496)

Net Income (Loss)	$25,011,045	$(804,129)		$24,206,915

Basic Net Income Per Common Share	$0.80			$0.77
Diluted Net Income Per Common Share	0.76			0.73

Other Comprehensive Income
Unrealized loss on oil derivatives, net of tax	(22,098)	-		(22,098)

Total Other Comprehensive Income	$24,988,947	$(804,129)		$24,184,817

ARENA RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

	Arena Historical	Properties acquired		Pro Forma

Oil and Gas Revenues	$59,760,117	$2,053,202	(2)	$61,813,319

Costs and Operating Expenses
Oil and gas production costs	6,453,831	350,812	(2)	6,804,643
Oil and gas production taxes	3,506,347	95,716	(2)	3,602,063
Depreciation, depletion and amortization	7,900,099	501,329	(3)	8,401,428
Accretion expense	127,132	16,872	(4)	144,004
General and administrative expense	3,617,309	-		3,617,309

Total Costs and Operating Expenses	21,604,718	964,729		22,569,447

Other Income (Expense)
Other financing expense	(785,598)	-		(785,598)
Interest income	288,604	-		288,604
Interest expense	(413,437)	(3,339,130)	(5)	(3,752,567)

Net Other Income (Expense)	(910,431)	(3,339,130)		(4,249,561)

Income (Loss) Before Provision for Income Taxes	37,244,968	(2,250,657)		34,994,311

Benefit from (Provision for) Deferred Income Taxes	(13,977,000)	832,743	(6)	(13,144,257)

Net Income (Loss)	$23,267,968	$(1,417,914)		$21,850,054

Basic Net Income Per Common Share	$0.83			$0.78
Diluted Net Income Per Common Share	0.77			0.73

ARENA RESOURCES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(1)	To record the acquisition of the South Fuhrman-Mascho Unit and University Consolidated IX Unit Properties. The consideration paid and liabilities assumed consisted of the following:

(a) A cash payment of $49,000,000

(b) Cash payments totaling $17,500 for acquisition costs paid to third parties for services related to the acquisition and consisted primarily of land, legal and audit services.

(c) Issuance of 5,000 shares of common stock issued to Simplex Energy Solutions, as a consulting and finder’s fee. The stock was valued at $204,750, or $40.95 per share based on the closing market price on the date of issuance.

(d) The assumption of the asset retirement obligation of $179,518. The obligation relates to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development or normal use of the asset. The obligation relates primarily to the requirement to plug and abandon oil and gas wells and support wells at the conclusion of their useful lives.

(2)	To record the operating revenues and the oil and natural gas production expenses from the South Fuhrman-Mascho Unit and University Consolidated IX Unit Properties.

(3)	To record amortization of the oil and gas properties acquired based on the oil and gas production occurring during the periods.

(4)	To record accretion of the asset retirement obligation.

(5)	To record interest on Arena’s revolving credit facility with MidFirst Bank used to finance the acquisition of the South Fuhrman-Mascho Unit and University Consolidated IX Unit Properties. In April 2006, the Company entered into a new credit agreement increasing the Company’s credit facility to $150,000,000 with a $65,000,000 borrowing base. Additionally, this new agreement adjusted the interest rate to be equal to the 30, 60 or 90 day LIBOR rate plus 2%. In June 2007, the Company entered into an agreement that increased the borrowing base to $100,000,000, while leaving the credit facility at $150,000,000. Additionally, this new agreement adjusted the interest rate to be equal to the 30, 60 or 90 day LIBOR rate plus 1.75%. The revolving credit facility is secured by the Company’s principal mineral interests.

(6)	To record income taxes on the pro forma income (loss) from the South Fuhrman-Mascho Unit and University Consolidated IX Unit Properties.

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS 5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Arena Resources, Inc.

We have audited the accompanying statement of oil and gas revenues and direct operating costs (the “financial statement”) for the South Fuhrman-Mascho Unit and University Consolidated IX Unit properties, as defined in the purchase and sale agreement between Arena Resources, Inc. and Phoenix PetroCorp, Inc. dated December 1, 2007 (the “Agreement”) for the year ended December 31, 2006. The financial statement is the responsibility of the Phoenix PetroCorp Inc. management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note the note to the financial statement and is not intended to be a complete presentation of the revenues and expenses of the South Fuhrman-Mascho Unit and University Consolidated IX Unit properties, as defined in the Agreement.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the oil and gas revenues and direct operating costs of the South Fuhrman-Mascho Unit and University Consolidated IX Unit interests acquired, in conformity with accounting principles generally accepted in the United States of America.

HANSEN, BARNETT & MAXWELL, P.C

Salt Lake City, Utah
January 30, 2008

ARENA RESOURCES, INC.
SOUTH FURHMAN-MASCHO UNIT AND
UNIVERSITY CONSOLIDATED IX UNIT PROPERTIES ACQUIRED
STATEMENT OF OIL AND GAS REVENUES AND DIRECT OPERATING COSTS

For the Year Ended December 31, 2006

Oil and Gas Revenues	$2,053,202

Direct Operating Costs
Oil and gas production costs	350,812
Oil and gas production taxes	95,716

Total Direct Operating Costs	446,528

Direct Operating Profit	$1,606,674

NOTE TO STATEMENT OF OIL AND GAS REVENUES AND
DIRECT OPERATING COSTS

Basis of Presentation – The accompanying financial statement presents only the oil and gas revenues and direct operating costs of the South Fuhrman-Mascho Unit and University Consolidated IX Unit Properties acquired by Arena Resources, Inc. on December 1, 2007.

Oil and gas revenues are recognized when sold and delivered to third parties. Direct operating costs are recognized when incurred and include lease operating costs and production taxes directly related to the property interests acquired. Direct operating costs exclude costs associated with acquisition, exploration, and development of oil and gas properties, geological and geophysical expenditures and costs of drilling and equipping productive and non-productive wells. Depreciation and amortization of the oil and gas property interests, general and administrative expense, interest and accretion expense, income taxes and other indirect expenses have been excluded from direct operating profit because their historical amounts would not be comparable to those resulting from future operations; accordingly, the accompanying financial statements are not a complete presentation of the operations of the mineral leases acquired.

ARENA RESOURCES, INC.
SOUTH FURHMAN-MASCHO UNIT AND
UNIVERSITY CONSOLIDATED IX UNIT PROPERTIES ACQUIRED
SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES
(UNAUDITED)

The following estimates of proved reserve quantities and related standardized measure of discounted net cash flow relate only to the South Fuhrman-Mascho Unit and University Consolidated IX Unit Properties acquired. They are estimates only, and do not purport to reflect realizable values or fair market values. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the reserves are located in the United States of America.

Reserve Quantities Information – Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and methods.

	For the year ended December 31, 2006

	Oil	Gas

Proved Developed and Undeveloped Reserves
Beginning of year	7,559,903	4,582,966
Production	(35,303)	(4,974)

End of Year	7,524,600	4,577,992

Proved Developed Reserves at End of Year	922,400	583,008

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

December 31,	2006

Future cash inflows	$431,586,574
Future production costs	(146,724,756)
Future development costs	(66,800,000)
Future income taxes	(98,961,527)

Future net cash flows	119,100,291
10% annual discount for estimated timing of cash flows	(68,280,197)

Standardized Measure of Discounted Future Net Cash Flows	$50,820,094

Changes in the Standardized Measure of Discounted Future Net Cash Flows

For the Year Ended December 31,	2006

Beginning of the year	$52,969,967
Sales of oil and gas produced, net of production costs	(1,606,674)
Accretion of discount	5,348,419
Net changes in prices and production costs	(2,726,929)
Net changes in timing of cash flows	(4,427,312)
Net change in income taxes	1,262,623

End of Year	$50,820,094

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGISTRANT: ARENA RESOURCES, INC.

Dated: January 30, 2008

By: /s/ William R. Broaddrick
William R. Broaddrick
Vice President, Chief Financial Officer